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                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-60188 and 333-1006 of Educational Development Corporation on Form S-8 of our report dated April 4, 2003, appearing in this Annual Report on Form 10-K of Educational Development Corporation for the year ended February 28, 2003.

/s/ Deolite & Touch LLP
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Tulsa, Oklahoma
May 9, 2003